EXHIBIT 99.1

GSI LUMONICS WITHDRAWS ARRANGEMENT PROPOSAL, CANCELS SPECIAL MEETING

Billerica, Massachusetts (August 1, 2003): GSI Lumonics Inc. (NASDAQ: GSLI and TSX: LSI) today announced that it has withdrawn the proposal submitted to its shareholders to restructure the Company as a publicly traded United States-domiciled corporation. The special meeting of the Company’s shareholders, scheduled to be held on Monday, August 4, 2003 in Bedford, Massachusetts, has been cancelled.

     “The Company’s Board of Directors and management believed that the domicile issue was important. We wanted to ensure that all shareholders were able to express their opinions. Although, as of the close of business on Thursday, July 31, 2003, proxies representing more than half of the Company’s common shares had been submitted indicating a vote in favor of the arrangement proposal, this number was not sufficient to achieve the high standard of a two-thirds majority required to carry the resolution. Therefore, it did not appear that the motion would be passed,” said Charles Winston, President and Chief Executive Officer of the Company. “Now that this issue has been decided, we will continue to focus on maximizing shareholder value.”

     GSI Lumonics Inc. supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics and industrial markets. Its common shares are listed on The NASDAQ Stock Market® (GSLI) and the Toronto Stock Exchange (LSI). The Company’s Internet website address is http://www.gsilumonics.com/.

     For more information:
     Ann Dempsey
     GSI Lumonics Inc.
     (613)  224-4888, ext. 5632

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “objective” and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management’s beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company’s sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company’s control, could cause the Company’s actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.